Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$7,639,860
Unrealized Gain (Loss) on Market Value of Futures	(97,560)
Dividend Income	14,800
Interest Income	73,820
ETF Transaction Fees	1,400
Total Income (Loss)	$7,632,320

Expenses
General Partner Management Fees	$60,655
Professional Fees	32,729
Brokerage Commissions	11,074
Non-interested Directors' Fees and Expenses	693
Prepaid Insurance Expense	455
Total Expenses	105,606
Expense Waiver	(32,718)
Net Expenses	$72,888
Net Income (Loss)	$7,559,432

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/17	$97,801,300
Withdrawals (600,000 Shares)	(8,895,639)
Net Income (Loss)	7,559,432

Net Asset Value End of Month	$96,465,093
Net Asset Value Per Share (6,350,000 Shares)	$15.19

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612